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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 3, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in the F5 Networks, Inc. Annual Report on Form 10-K for the year ended September 30, 2004.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
April 15, 2005